Form of Stock Option Agreement

This Stock Option Agreement dated as of _______ __, 20__ is by and between Profile Technologies, Inc. a Delaware corporation (the "Company") and _____________ ("Grantee"). Pursuant to the Company’s 2008 Stock Option Ownership Plan (the "Plan"), and in consideration of the mutual promises and undertakings contained herein, the Company’s Board of Directors has determined that it is in the best interest of the Company to issue certain stock options to Grantee. Therefore, in consideration of mutual promises and undertakings contained herein, the parties agree as follows:

1. Identifying Provisions. As used herein, the following terms shall have the following respective meanings:

Grantee:

(1) Number of shares optioned:

(2) Option Grant Price per share:

(3) Option Exercise Price per share:  $

(4) This is a non-qualified Stock Option as defined in the Plan.

(5) Expiration date:

(6) Vesting:

2. Exercise Period and Expiration. The options shall become exercisable on the date hereof or on the date such options vest, as the case may be, and shall continue until the Expiration Date.

3. Termination Provisions. The right to exercise this Option shall not be subject to the terms and conditions of Sections 8(j)-(m) of the 2008 Plan and shall not be subject to any accelerated termination upon death or termination of employment.

4. Requirements of Law. By accepting this Option, the Grantee represents and agrees for himself and his transferees by will or the laws of descent and distribution that, unless a registration statement under the Securities Act of 1933 is in effect or other exemption from registration is available to the Company as to shares purchased upon any exercise of this Option, (a) any and all shares so purchased shall be acquired for his personal account and not with a view to or for sale in connection with an distribution, and (b) each notice of the exercise of any writing, signed by the person entitled to exercise the same, that the shares are being so acquired in good faith for his or her personal account and not with a view to or for sale in connection with any distribution. In addition, this Option may not be exercised in whole or in part and no certificate or certificates for shares of stock purchased upon exercise of this Option shall be issued if to do so would cause the Company to be in violation or incur any liability under any federal state or other securities law or any other requirement of law or of any regulatory body having jurisdiction over the Company.

5. Notices. Any notices to be given to the Company shall he addressed to the Company in care of its Secretary at its principal office, and any notice to be given to the Grantee shall be addressed to the Grantee at the address set forth beneath the Grantee's signature hereto or at such other address as the Grantee may hereafter designate in writing to the Company. Any such notice shall be deemed duly given when enclosed in a properly sealed envelope addressed to aforesaid, registered or certified, and deposited postage and registry or certification fees prepaid, in a post office or branch post office regularly maintained by the United States Postal Service.

6. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and same instrument.

7. Rules of Construction. This Agreement has been executed and delivered by the Company and shall be construed and enforced in accordance with the laws of the State of Delaware, other than any choice of law rules calling for the application of laws of another jurisdiction.

IN WITNESS WHEREOF, the Company has granted this Option on the date of grant specified above.

Profile Technologies, Inc.

By:
Name:
Title:

IN WITNESS WHEREOF, the above named Grantee accepts this Option Agreement.

Accepted and Agreed to
this __ day of ________, 20__.

By:
Name:
Address:

Notice of Exercise

TO: PROFILE TECHNOLOGIES, INC.

1. The undersigned hereby elects to purchase ____________ Option Shares of Profile Technologies, Inc. Pursuant to the terms of the attached Option, and tenders herewith payment of the purchase price in full together with all applicable transfer taxes, if any.

2. Please issue a certificate representing said shares of Option Shares in the name specified below:

Name	Name

Street Address	Street Address

State, City and Zip Code	State, City and Zip Code

HOLDER:

Signature of Holder of Option

Name of Holder of Option (print)

Date